                 Power of Attorney

       Know all by these presents, that the undersigned hereby constitutes and appoints each of A. WILLIAM ALLEN, III, PAUL E. AVERY, JOSEPH J. KADOW, and KELLY B. LEFFERTS, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Outback Steakhouse,

    Inc. (the "Company"), Forms 3, 4 and 5 (collectively, the

    "Forms") in accordance with Section 16(a) of the Securities

    Exchange Act of 1934, as amended, and the rules

    thereunder, including the Form ID to obtain access codes

    to file the Forms, if necessary;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any amendment or amendments to such Forms, and timely file such Forms with the United States Securities and

    Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such

    attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-on-fact's discretion.

       The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of

substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts' substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

       This Power of Attorney shall remaining full force and effect until the undersigned is no longer required to file

Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities by the Company, unless

earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

       IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 20th day of October, 2005.

       /s/ Dirk A. Montgomery         Signature

           Dirk A. Montgomery         Printed Name